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                                                                     EXHIBIT 2.3


                                 AMENDMENT NO. 2
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                    A I M MANAGEMENT GROUP INC., INVESCO PLC
                         AND INVESCO GROUP SERVICES INC.


                  Amendment No. 2, dated as of February 27, 1997 (this "Amendment"), to the Agreement and Plan of Merger, dated as of November 4, 1996, among A I M Management Group Inc., a Delaware corporation ("AIM Parent"), INVESCO PLC, a company incorporated under the laws of England ("INVESCO Parent"), and INVESCO Group Services Inc., a Delaware corporation ("INVESCO Services") and wholly-owned subsidiary of INVESCO Parent, as amended by Amendment No. 1 thereto, dated as of February 20, 1997 (collectively, the "Merger Agreement"). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Merger Agreement.


                              W I T N E S S E T H :

                  WHEREAS, AIM Parent, INVESCO Parent and INVESCO Services have entered into the Merger Agreement; and

                  WHEREAS, the parties thereto desire to amend the Merger Agreement with respect to certain matters.

                  NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and as set forth in the Merger Agreement, the parties hereto hereby agree as follows:

                  1. Amendment of Section 2.1.5(f). Section 2.1.5(f) is hereby amended and restated in its entirety as follows:

                  (f) entered into (i) any agreement or commitment involving more than $1,000,000 that, pursuant to its terms, is not cancelable without penalty on 60 days' notice or less or (ii) any other agreement, commitment or other transaction, other than (A) any agreement, commitment or other transaction involving an expenditure of not more than $500,000, (B) AIM Investment Advisory Contracts, distribution agreements, AIM Under writing Agreements and AIM Administration/Custodian/


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                                         Amendment No. 2 to the Merger Agreement
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         Transfer Agent Agreements entered into in the ordinary course of business consistent with past practices or (C) personal loans under plans set forth on Schedule 2.1.18(a) of any member of the AIM Group, not to exceed, in the aggregate, $8,100,000 on November 4, 1996, and $30,000,000 on the Closing Date, provided that, notwithstanding the foregoing, AIM Parent may, prior to the Effective Time, make a charitable cash contribution of not greater than $10 million to the AIM Foundation, a Texas non-profit corporation;

                  2. Amendment of Section 2.1.5(o). Section 2.1.5(o) is hereby amended and restated in its entirety as follows:

                  (o) changed in any material respects its accounting practices, policies or principles, other than (i) any such change as may be required under GAAP or other generally accepted accounting principles of the applicable jurisdiction or (ii) any changes to the method utilized by AIM Parent to accrue employee bonuses as may be agreed upon by AIM Parent and INVESCO Parent;

                  3. Amendment of Section 2.2.6(n). Section 2.2.6(n) is hereby amended by inserting "(i)" immediately prior to the first sentence thereof and by adding a new clause (ii) so that such section, as amended and restated in its entirety, shall provide as follows:

                  (n) Active Trade or Business. (i) INVESCO Parent or a corporation that is a member of the same "affiliated group" (as defined in section 1504(a)(1) of the Code, without regard to section 1504(b)(3) of the Code) as INVESCO Parent will have been engaged in the active conduct of a trade or business, within the meaning of section 1.367(a)-2T(b)(2) and (3) of the United States Treasury regulations, that is substantial in comparison to the trade or business of AIM Parent, for the entire 36-month period immediately preceding the Effective Time.

                  (ii) INVESCO Parent or a "qualified subsidiary" of INVESCO Parent (within the meaning of section 1.367(a)- 3(c)(5)(vii) of the United States Treasury regulations) will have been engaged in an active trade or business (within the meaning of section 1.367(a)-2T(b)(2) and


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                                         Amendment No. 2 to the Merger Agreement
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         (3) of the United States Treasury regulations) outside the United
         States for the entire 36-month period immediately before the Effective Time.

                  4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.


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                                         Amendment No. 2 to the Merger Agreement
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed as of the date first above written.



                                    A I M MANAGEMENT GROUP INC.



                                    By: /s/ ROBERT H. GRAHAM
                                       ______________________________________
                                       Name: Robert H. Graham
                                       Title: President


                                    INVESCO PLC



                                    By: /s/ ROBERT F. MCCULLOUGH
                                       ______________________________________
                                       Name:
                                       Title: CFO


                                    INVESCO GROUP SERVICES INC.



                                    By: /s/ HUBERT L. HARRIS
                                       ______________________________________
                                       Name:
                                       Title:



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                                         Amendment No. 2 to the Merger Agreement